Exhibit 23.02

Consent of The Norton Practice
Independent Accountants

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 4, 2014, relating to the consolidated financial statements and internal control over financial reporting of Utah Medical Products, Inc., included in the Annual Report on Form 10-K for the year ended December 31, 2013.

/s/ The Norton Practice

THE NORTON PRACTICE
Chartered Accountants and Statutory Auditors
Reading
United Kingdom
October 15, 2014